SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                   Date of Report
                   (Date of earliest
                   event reported):        February 16, 1999


                                 PlayCore, Inc.
             (Exact name of registrant as specified in its charter)


   Delaware                          0-20450                      36-3808989
(State or other                 (Commission File                (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                1212 Barberry Drive, Janesville, Wisconsin 53545
          (Address of principal executive offices, including zip code)


                                 (608) 755-4777
                         (Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets.

         On February 16, 1999, HI Acquisition Corp., a wholly-owned subsidiary of PlayCore Wisconsin, Inc. ("PlayCore Wisconsin"), merged with and into Heartland Industries, Inc. (DE) ("Heartland") pursuant to an Agreement and Plan of Merger dated as of February 4, 1999, by and among Heartland, PlayCore Wisconsin, HI Acquisition Corp. and certain stockholders of Heartland (the "Merger"). PlayCore Wisconsin is a wholly-owned subsidiary of PlayCore, Inc. ("PlayCore"). Under the terms of the Merger, (i) the shares of Heartland's Series A Preferred Stock, $.01 par value, were converted into aggregate cash consideration of $5.7 million and a promissory note from PlayCore Wisconsin for $500,000; (ii) the shares of Heartland's Cumulative Preferred Stock, $.01 par value, were converted into aggregate cash consideration of $0.97; and (iii) the shares of Common Stock, par value $.01, were converted into aggregate cash consideration of $10,000. The shares of Common Stock, $.01 par value, of HI Acquisition Corp. were converted into one share of Common Stock, $.01 par value, of Heartland. Upon consummation of the Merger, Heartland became a wholly-owned subsidiary of PlayCore Wisconsin. In connection with the consummation of the Merger, approximately $7.1 million of Heartland's bank debt was repaid. The total merger consideration paid by PlayCore Wisconsin was determined on the basis of arm's length negotiations between the parties. There was no material relationship between the stockholders of PlayCore and Heartland or any of their affiliates, directors, officers or associates prior to the Merger.

         The Merger was financed by amending and restating the existing Credit Agreement between PlayCore, PlayCore Wisconsin and Fleet National Bank, acting as agent for itself and the other lenders which from time to time are parties thereto. The agreement was amended and restated to increase the revolving credit facility under the agreement to $28.0 million from $20.0 million, to increase the term loan A under the agreement to $38.0 million from $32.8 million, and to increase the term loan B under the agreement to $9.0 million from $4.4 million.

         PlayCore is a leading designer, manufacturer and marketer of commercial and consumer playground equipment. Heartland is one of the nation's largest manufacturers and marketers of wooden storage products such as yard barns, custom built garages and weekender cabins.


Item 7.  Financial Statements and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.


                                      -2-

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PLAYCORE, INC.



Date:  March 2, 1999               By:/s/ Richard E. Ruegger
                                      ------------------------------------------
                                      Richard E. Ruegger
                                      Vice President - Finance, Chief Financial
                                         Officer and Treasurer

                                 PLAY CORE, INC.

                   Exhibit Index to Current Report on Form 8-K
                             Dated February 16, 1999


Exhibit
Number

(2.1) Agreement and Plan of Merger dated as of February 4, 1999, by and among PlayCore Wisconsin, Inc., HI Acquisition Corp., Heartland Industries, Inc. (DE) and certain of the stockholders of Heartland Industries, Inc.
         (DE). Schedules and exhibits to the Agreement and Plan of Merger have not been filed herewith. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

(4.1) Amended and Restated Credit Agreement dated as of February 16, 1999, by and among PlayCore, Inc., PlayCore Wisconsin, Inc. and Fleet National Bank, as agent for itself and the other lenders which from time to time are parties thereto. Schedules and exhibits to the Amended and Restated Credit Agreement have not been filed herewith. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

(99.1)   Press Release of PlayCore, Inc. dated February 16, 1999.